UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

Secured Convertible Promissory Note

On April 19, 2017 (the “Closing Date”), Pro-Dex, Inc. (the “Company” or the “Lender”) entered into a Secured Convertible Promissory Note (the “Promissory Note”) with Monogram Orthopaedics Inc. (“Monogram” or the “Borrower”). Monogram is a New York based medical device start-up specializing in precision, patient specific orthopedic implants.

Pursuant to the terms of the Promissory Note, the Company advanced Monogram $450,000, and upon Monogram’s satisfaction of certain milestones, as determined by the Lender in good faith, within three months after the Closing Date will advance an additional $350,000.  The Promissory Note bears interest at 4% per annum calculated on a 360-day year and matures on April 19, 2019 (the “Maturity Date”).

The Promissory Note is convertible into the Borrower’s Preferred Stock in the event of any equity financing for the account of the Borrower involving the issuance and sales of shares of the Borrower’s Preferred Stock or any securities conferring the right to purchase Borrower’s Preferred Stock.  The Promissory Note is convertible into the number of shares of Preferred Stock having a value equal to the lesser of (i) 80% of the per share price paid in the equity financing and (ii) the price equal to the quotient of $6,000,000 divided by the aggregate number of outstanding shares of the Borrower’s Common Stock as of immediately prior to the initial closing of any equity financing.

In the event that any equity financing is not consummated prior to the Maturity Date, then at Lender’s option (exercisable in Lender’s sole and absolute discretion), the outstanding principal balance and all accrued and unpaid interest under the Promissory Note shall be converted into a number of shares of the Borrower’s Common Stock such that, immediately after such issuance, the number of shares of Common Stock so issued to the Lender, calculated on a fully diluted basis, equals (x) (i) the aggregate amount of principal and interest under the Promissory Note then outstanding, divided by (ii) $800,000, multiplied by (y) 18%.  If an equity financing is not consummated prior to the Maturity Date and the Lender does not elect to have the outstanding principal and interest converted into the Borrower’s Common Stock then all outstanding principal and interest under the Promissory Note shall be due and payable in full in cash on the Maturity Date.

Monogram granted the Company a first priority security interest in and to all of the Borrower’s right, title and interest in and to all fixtures and personal property and proceeds and profits existing or hereafter acquired. The Promissory Note also contains certain representations, warranties, indemnifications and covenants of the parties customary for a transaction of this type.

A copy of the Promissory Note is attached as an exhibit to this report, and the above description is qualified by reference to the complete text of that agreement.  The Company is seeking confidential treatment of certain proprietary terms of the Promissory Note in accordance with the procedures of the Securities and Exchange Commission.

In connection with the Promissory Note, the Company was granted the exclusive right to develop, engineer, manufacture and supply certain products on behalf of Monogram.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Secured Convertible Promissory Note, dated April 19, 2017, by and between Pro-Dex, Inc. and Monogram Orthopaedics Inc. (portions of this exhibit indicated in the body of the exhibit by “####” have been omitted pursuant to the Company’s request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2017	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer